Exhibit 23.4

Consent of Nominee for Director

of Ardmore Shipping Corporation

I hereby consent to the reference to me under the caption “Management” in the registration statement on Form F-1 and related prospectus as shall be held with the U.S. Securities and Exchange Commission, and any and all amendments thereto, of Ardmore Shipping Corporation.

/s/ Peter Swift
Name:	Peter Swift
Date:	July 22, 2013

Consent of Nominee for Director

of Ardmore Shipping Corporation

I hereby consent to the reference to me under the caption “Management” in the registration statement on Form F-1 and related prospectus as shall be held with the U.S. Securities and Exchange Commission, and any and all amendments thereto, of Ardmore Shipping Corporation.

/s/ Alan Robert McIlwraith
Name:	Alan Robert McIlwraith
Date:	July 22, 2013

Consent of Nominee for Executive Officer

of Ardmore Shipping Corporation

I hereby consent to the reference to me under the caption “Management” in the registration statement on Form F-1 and related prospectus as shall be held with the U.S. Securities and Exchange Commission, and any and all amendments thereto, of Ardmore Shipping Corporation.

/s/ Albert Enste
Name:	Albert Enste
Date:	July 22, 2013